Exhibit (c)(9)

Deutsche Bank Corporate & Investment Bank CONFIDENTIAL Project Pine Special Committee Discussion February 20, 2018 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

Discussion agenda •1 Pine situation update •2 Financial projections update Deutsche Bank Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Section 1 Pine situation update

Pine situation update provided by Pine management 1. Year-end audit timing 2. Regulatory correspondence 3. A.M. Best 4. Investor updates 5. Tecmo transaction closing considerations 6. Business outlook Deutsche Bank Source: Pine Management 1 Corporate & Investment Bank

A.M.Best commentary related to recent Pine events (1/2) Report / press release date Direct quotes from A.M. Best reports / press releases – “A.M. Best has revised the outlook to negative from stable” – “The rating actions follow the disclosure of a delay in the filing of AmTrust’s annual report (10-K) due to a delay in completing its consolidated financial audit and assessment of internal controls, although still considered timely by the Securities and Exchange Commission.” February 27th, 2017 – “In addition, AmTrust has identified material weaknesses related to its internal controls over: the assessment of risks associated with (Delay in 10-K filing) financial reporting; and corporate accounting and corporate financial reporting resources within the company. While the specific items identified may not give rise to any material issues with respect to the financial reports themselves, they highlight the strain the organization’s substantial growth in recent years has placed on resources” – “The negative outlook reflects the potential for downward movement in the Credit Ratings (ratings) should there be material changes in AmTrust’s fourth-quarter financial results compared with the financial data released Feb. 27, 2017, or upon the disclosure of further material weaknesses prior to the resolution of those disclosed in the 2016 Form 10-K” – “The delay in the Securities and Exchange Commission filing and announced restatement of AFSI’s previously filed financial statements for 2014 and 2015 place additional negative pressure on its ratings. However, management has stated that the effect of the restatement is expected to be limited to items related to timing of revenue recognition for certain fee income related to its warranty business and expensing of bonuses, and will have no material effect on the ongoing insurance operations or the statutory entities” March 16th, 2017 – “Until the 10-K is filed, A.M. Best cannot determine the extent to which the change in the restated financial results may be material to its (Restatement of prior assessment of the ratings of AFSI or its subsidiaries. The negative outlook reflects the potential for negative rating action to be taken if the year results) differences in the restated financial results are sufficiently material to cause a reassessment in A.M. Best’s view of the company’s financial condition.” – “In addition, A.M. Best continues to re-evaluate the company’s enterprise risk management profile and capabilities in light of the additional delay in completing the audit and filing the 10-K” – “A.M. Best views the equity raise as a positive step that improves the tangible equity position of AFSI and enhances the company’s balance sheet strength. It is A.M. Best’s expectation that the proceeds will be downstreamed into AFSI’s regulated insurance operations to May 25th, 2017 supplement risk-adjusted capitalization and support policyholder obligations.” (Equity raise) – “Management has implemented a number of actions to address the material weaknesses in its financial reporting function and to bring greater focus to its insurance company operations. However, there is execution risk associated with these efforts, which is reflected in the continuing negative outlook on the ratings.” Deutsche Bank Source: A.M. Best 2 Corporate & Investment Bank

A.M.Best commentary related to recent Pine events (2/2) Report / press release date Direct quotes from A.M. Best reports / press releases – “The implementation of the reinsurance agreement will increase the future stability of AFSI’s balance sheet, which A.M. Best views as credit positive.” July 6th, 2017 – “However, the agreement does not significantly strengthen A.M. Best’s view of AFSI’s risk-adjusted capital position as calculated by Best’s (Reinsurance agreement) Capital Adequacy Ratio (BCAR), given the assumed deficiency incorporated in the BCAR. The future development of AFSI’s reserves, including reserves that may be transferred under this agreement, may drive future positive or negative rating action.” – “Credit Ratings (ratings) have been placed under review with negative implications following the announcement by AFSI of its entry into a definitive agreement to sell certain of its U.S.-based managing general agencies and warranty third-party administrators (collectively referred to as “fee businesses”) and the separate announcement of a reserve strengthening during third-quarter 2017” – “The concurrently announced sale of the fee businesses is expected to significantly improve the equity position and balance sheet strength of AFSI upon completion of the transaction… The overall improvement in the holding company’s position upon closure of the sale will be a net positive to AFSI’s ratings and those of its subsidiaries.” – “However, the actions raise questions about the potential future movement of reserves for these accident years (which would not be covered by the ADC, as that cover is being exhausted by these actions) and about price adequacy and underwriting practices for the current and more recent accident years. A review of the full-year 2017 results, including the associated reserve analysis, is necessary to provide November 6th, 2017 A.M. Best with sufficient information to resolve these questions” – “AFSI has taken a number of other actions in 2017 to strengthen capital, including a common equity raise, sale of assets that carried high (Tecmo announcement) capital charges, including equity in National General Holdings Corp. (National General), and the sale of underwriting and claims systems to National General. Separately from these financial improvements, the company also has recently expanded its executive staff in the finance, accounting, audit and actuarial disciplines to bring additional expertise to these critical business areas. The company has been working to resolve the material weaknesses in financial controls identified in the year-end 2016 audit and has regained current filer status with the Securities and Exchange Commission, enabling it to more readily access capital markets should such action be necessary” – The ratings would remain under review until: ï,§ the close of a transaction with Madison Dearborn Partners (MDP), under which AFSI will sell MDP certain U.S.-based managing general agencies and warranty third-party administrators, and A.M. Best has assessed the impact of the actual closing terms on risk-adjusted capital; and ï,§ AFSI’s year-end 2017 financials have been filed, and A.M. Best has assessed the full-year reserve information to determine appropriate capital charges associated with enterprise reserves January 16th, 2018 – “…as these steps have not been concluded, and as there is no definitive agreement related to the acquisition of AFSI’s outstanding public shares at this time, the ratings remain under review. A.M. Best will continue to monitor developments and take rating action as conditions (Stone Point and Family warrant.” offer) Deutsche Bank Source: A.M. Best 3 Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Section 2 Financial projections update

Timeline of events related to Pine financial projections

Mid to late 2017	– Financial planning process redesigned to be more robust since CFO took over in mid-2017 – Budgets were prepared with more involvement from business units than in prior years, culminating in the November meeting of business executives – Individual business unit budgets were rolled up into a consolidated set of projections, after normalization for past performance of each unit – Several layers of review and approvals; finally signed off by the Pine CFO and CEO
December 20th, 2017	– Projections accelerated and finalized with help from Bank of America Merrill Lynch (BAML) in light of the discussions with potentially interested parties – These projections subsequently shared with Stone Point Capital and other potentially interested parties
January 9th, 2018	– Public announcement of proposed offer of $12.25 by Stone Point and the Zyskind / Karfunkel Family
January 24th, 2018	– "Case 1" projections provided by Pine Management to Special Committee – Largely consistent with December 20th, 2017 projections with several adjustments, including reflecting tax reform legislation with a lower projected corporate tax rate, reflecting recent transactions, and some operating adjustments reflecting an updated Q4 outlook
January 31st, 2018	– "Case 2" projections provided by Pine Management to Special Committee – Represents a somewhat more challenging operating environment, reflecting the reputational and business pressures faced by AmTrust, slower growth, more conservative projected underwriting assumptions reflecting recent loss reserve activity, and a more conservative balance sheet in light of rating agency concerns
February 1st, 2018	– Special Committee interview with Pine CEO and CFO regarding Case 1 and Case 2
February 6th, 2018	– Case 2 projections provided to the Buyer group
February 8th, 2018	– Special Committee rejects initial proposal of $12.25
February 16th, 2018	– Pine Management confirms to the Special Committee that Case 2 is their best estimate of the financial outlook for the Company
February 18th, 2018	– Special Committee interview with Pine CFO and Deputy CFO regarding Case 2

Source: Pine Management

Deutsche Bank
Corporate & Investment Bank
4

Repeat from Feb 5 Discussion

Key differences between Case 1 and Case 2 over the projection period

Gross written premiums ($bn)


Annual growth:
5.7% 6.0% 4.5% 4.8% 5.0% 5.0%
5.7% 2.5% 3.2% 3.4% 3.5% 3.5%
CAGR ('17 – '22): 5.1%
CAGR ('17 – '22): 3.2%
$6.8 $6.8
$7.9 $7.9
$8.4 $8.4
$8.9 $8.6
$9.3 $8.9
$9.8 $9.2
$10.2 $9.5
$10.8 $9.8
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Underwriting profit ($mm)


CR 90.8% 88.1% 98.7% 94.2% 93.7% 93.4% 93.3% 93.1%
LR 66.0% 61.8% 70.9% 67.2% 66.8% 66.6% 66.6% 66.6%
CR 90.8% 88.1% 98.7% 95.7% 95.7% 95.7% 95.7% 95.7%
LR 66.0% 61.8% 70.9% 68.5% 68.5% 68.5% 68.5% 68.5%
$340 $340
$296 $296
($351) ($351)
$316 $231
$354 $235
$389 $241
$416 $250
$445 $258
CAGR ('18 – '22): 9.0%
CAGR ('18 – '22): 2.9%
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Operating EPS[a]


Operating earnings ($mm):
$470 $409 $52 $244 $290 $343 $391 $441
$470 $409 $52 $176 $189 $212 $237 $263
CAGR ('18 – '22): 17.2%
CAGR ('18 – '22): 10.6%
$2.79$2.79
$2.34$2.34
$0.27$0.27
$1.21 $0.87
$1.44 $0.94
$1.71 $1.05
$1.98 $1.18
$2.28 $1.31
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

TBVPS[b]


ROTE:
32.6% 32.0% 2.9% 9.7% 11.0% 12.2% 13.1% 13.9%
32.6% 32.0% 2.9% 7.1% 7.4% 8.1% 8.7% 9.2%
$8.20$8.20
$6.50$6.50
$12.44 $12.44
$13.07 $12.77
$13.90 $13.15
$14.92 $13.65
$16.15 $14.27
$17.62 $15.00
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

▪ Case 1 ▪ Case 2

Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit
(a) Pine Management forecast calculated based on fully-diluted shares outstanding.
(b) Pine Management forecast calculated based on primary shares outstanding.

Deutsche Bank
Corporate & Investment Bank

5

Repeat from Jan 31 Presentation Peer comparison: Net written premiums growth 2018 / 2017 NWP growth 12.3% 11.1% 8.1% 6.9% 5.6% 5.2% 5.0% 4.4% 4.0% Peer median: 4.4% 4.4% 3.3% 3.0% 2.7% 2.5% (2.2%) (a) JRVR AGII Pine—Case CNA NAVG THG SIGI EIG Pine—Case PRA WRB AFG MKL AIZ AMSF 1 2 2019 / 2018 NWP growth 9.7% Peer median: 4.0% 5.6% 5.0% 4.5% 4.4% 4.4% 4.3% 4.0% 3.7% 3.7% 3.2% 2.7% 2.7% 2.4% (a) (0.7%) JRVR MKL THG Pine—Case SIGI CNA AGII EIG AFG AIZ Pine—Case PRA NAVG WRB AMSF 1 2 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. 6 (a) AIZ projections taken as average of Dowling and SunTrust estimates for 2018 and taken as Dowling estimate for 2019. Corporate & Investment Bank Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Repeat from Jan 31 Presentation Peer comparison: Underwriting analysis Combined ratio 2018 combined ratio Peer median: 95.8% 99.1% 98.4% 96.9% 96.4% 96.0% 96.0% 95.8% 95.7% 95.1% 94.8% 94.2% 93.5% 93.3% 92.9% 84.2% AIZ NAVG AGII CNA JRVR EIG THG Pine—Case WRB MKL Pine—Case PRA SIGI AFG AMSF 2 1 2019 combined ratio 98.6% 98.5% 97.9% Peer median: 95.8% 96.6% 96.3% 95.9% 95.8% 95.7% 95.6% 95.2% 94.7% 94.1% 93.7% 93.0% 85.1% AIZ(a) NAVG CNA EIG AGII THG JRVR Pine—Case MKL WRB PRA SIGI Pine—Case AFG AMSF 2 1 Deutsche Bank Note: Consensus estimates for peers taken from FactSet estimates where available and SNL Financial otherwise. 7 (a) AIZ projections taken as average of Dowling and SunTrust estimates for 2018 and taken as Dowling estimate for 2019. Corporate & Investment Bank Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Peer comparison: Profitability After-tax operating profit 2015 – 2019 CAGR 16.2% 11.8% 9.4% 8.2% 6.9% 6.4% 3.5% Peer median: 3.5% 2.1% 0.3% 0.2% (2.2)% (3.8)% (6.0)% (10.5)% (11.4)% (20.4)% (20.9)% CNA AFG JRVR THG AIZ SIGI AGII NAVG WRB EIG AMSF MKL PRA Pine—Pine—Pine—Pine—Case Case 1 Case 1 Case 2 2 excl. fee excl. fee income income 2017 – 2019 CAGR 375.0% 290.2% 204.4% 137.0% 91.3% 54.7% 53.9% 37.1% 16.8% 14.6% 13.6% 7.6% 4.4% Peer median: 13.6% 1.1% (0.2)% (5.1)% (5.4)% AGII Pine—Pine—Case Pine—Pine—NAVG AIZ THG WRB JRVR AFG MKL SIGI CNA AMSF PRA EIG Case 1 2 excl. fee Case 1 Case 2 excl. fee income income Deutsche Bank Note: Pine financials assume the sale of Tecmo occurred on 1/1/2017. AMSF, EIG, JRVR & PRA display LTM figures. Impact of service and fee income calculated using 8 effective tax rate for the respective years. Corporate & Investment Bank Source: FactSet, SNL Financial, Dowling, Pine projections based on Pine Management and are pro-forma for Tecmo sale; FY 2017 pending KPMG audit

Summarized from Feb 5 Discussion Dividend Discount Model valuation summary under Case 1 and Case 2 DDM illustrative range Sensitivity analysis Low High Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $11.92 $13.30 $14.68 $16.05 $17.43 Case 1 $10.67 $17.43 13.0% 11.58 12.91 14.25 15.58 16.91 14.0% 11.27 12.55 13.84 15.12 16.41 Cost of equity 15.0% 10.96 12.20 13.44 14.68 15.93 16.0% 10.67 11.87 13.07 14.27 15.46 Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $7.94 $8.70 $9.46 $10.23 $10.99 Case 2 $7.20 $10.99 13.0% 7.74 8.48 9.21 9.95 10.69 Cost of equity 14.0% 7.55 8.26 8.97 9.69 10.40 15.0% 7.37 8.06 8.74 9.43 10.12 16.0% 7.20 7.86 8.52 9.19 9.85 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 9 Corporate & Investment Bank Note: Valuation is as of YE 2017 assuming mid-year discounting.

Illustration of key sensitivities between Case 1 and Case 2 NPV illustration of key sensitivities between Case 1 and Case 2 (@ top end of the range: 12% cost of equity, 10x exit P/E multiple) Illustrated sensitivity analysis $1.03 $17.43 $16.41 $0.28 $0.65 $3.88 $0.23 $0.38 $10.99 Other differences Case 2 Compounding Dividend Case 2 Case 1 #1 #2 #3 (’18-’21 results, effect of difference w/ sensitivity share buybacks, between Case 1 adjustments #1 & #2 and Case 2 compounding of +2% incremental 2.6% improvement 20bps incremental investment assets, NPE growth in in combined ratio investment yield in other) ’20-’22 in ‘22 ‘22 Deutsche Bank Source: Source: Pine p4rojections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 10 Note: Valuation impact is as of YE 2017 assuming mid-year discounting. Corporate & Investment Bank

Sensitivity #1 Net premiums earned (NPE) growth rate Valuation impact of change in NPE growth assumption NPE growth 2018E 2019E 2020E 2021E 2022E Year Case 1 Case 2 Delta Case 2 NPE $5,368 $5,417 $5,567 $5,760 $5,962 2015A 14.7% 14.7% — % growth 5.1% 0.9% 2.8% 3.5% 3.5% Incremental NPE % growth 0.0% 0.0% 1.0% 1.0% 1.0% 2016A 16.1% 16.1% — Sensitized NPE % growth 5.1% 0.9% 3.8% 4.5% 4.5% 2017E 9.4% 9.4% — Sensitized NPE $5,368 $5,417 $5,622 $5,873 $6,137 Incremental NPE $0 $0 $54 $112 $175 2018E 7.1% 5.1% 2.0% Case 2 combined ratio 95.7% 95.7% 95.7% 95.7% 95.7% 2019E 3.1% 0.9% 2.2% Incremental underwriting profit $0 $0 $2 $5 $8 2020E 4.3% 2.8% 1.5% Incremental after-tax earnings (21% tax) $0 $0 $2 $4 $6 2021E 4.9% 3.5% 1.4% Case 2 shares outstanding 201.7 201.7 201.6 201.5 200.8 Incremental EPS $0.00 $0.00 $0.01 $0.02 $0.03 2022E 5.0% 3.5% 1.5% Terminal value (at 8x P/E multiple) $0.24 ’17-’22 4.9% 3.1% 1.8% PV of terminal value (at 14% cost of equity) $0.14 CAGR Sensitivity analyses P/E multiple Incremental NPE growth rate $0.14 6.0x 7.0x 8.0x 9.0x 10.0x $0.14 0.0% 0.5% 1.0% 1.5% 2.0% 12.0% $0.11 $0.13 $0.15 $0.17 $0.19 12.0% $0.00 $0.08 $0.15 $0.23 $0.31 equity 13.0% 0.11 0.13 0.15 0.16 0.18 equity 13.0% 0.00 0.07 0.15 0.22 0.30 st of 14.0% 0.11 0.12 0.14 0.16 0.18 st of 14.0% 0.00 0.07 0.14 0.21 0.29 Co 15.0% 0.10 0.12 0.14 0.15 0.17 Co 15.0% 0.00 0.07 0.14 0.21 0.28 16.0% 0.10 0.12 0.13 0.15 0.16 16.0% 0.00 0.07 0.13 0.20 0.27 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 11 Note: Valuation impact is as of YE 2017 assuming mid-year discounting. Corporate & Investment Bank

Sensitivity #2 Combined ratio improvement Valuation impact of change in combined ratio assumption AY Combined ratio 2018E 2019E 2020E 2021E 2022E Year Case 1 Case 2 Delta Case 2 NPE $5,368 $5,417 $5,567 $5,760 $5,962 2015A 90.8% 90.8% — % growth 5.1% 0.9% 2.8% 3.5% 3.5% 2016A 88.1% 88.1% — Case 2 combined ratio 95.7% 95.7% 95.7% 95.7% 95.7% Sensitized combined ratio 95.7% 95.7% 94.7% 94.7% 94.7% 2017E 98.7% 98.7% — Incremental combined ratio 0.0% 0.0% (1.0)% (1.0)% (1.0)% 2018E 94.2% 95.7% (1.5)% Incremental underwriting profit $0 $0 $56 $58 $60 2019E 93.7% 95.7% (2.0)% Incremental after-tax earnings (21% tax) $0 $0 $44 $46 $47 Case 2 shares outstanding 201.7 201.7 201.6 201.5 200.8 2020E 93.4% 95.7% (2.3)% Incremental EPS $0.00 $0.00 $0.22 $0.23 $0.23 2021E 93.3% 95.7% (2.4)% Terminal value (at 8x P/E multiple) $1.88 2022E 93.1% 95.7% (2.6)% PV of terminal value (at 14% cost of equity) $1.11 ’17-’22 93.5% 95.7% (2.2)% Avg Sensitivity analyses P/E multiple Incremental combined ratio $1.49 6.0x 7.0x 8.0x 9.0x 10.0x $2.22 (0.5)% (1.0)% (1.5)% (2.0)% (2.5)% 12.0% $0.89 $1.04 $1.19 $1.34 $1.49 12.0% $0.60 $1.19 $1.79 $2.38 $2.98 equity 13.0% 0.86 1.01 1.15 1.29 1.44 equity 13.0% 0.58 1.15 1.73 2.30 2.88 st of 14.0% 0.83 0.97 1.11 1.25 1.39 14.0% 0.56 1.11 1.67 2.22 2.78 Co 15.0% 0.80 0.94 1.07 1.21 1.34 Cost of 15.0% 0.54 1.07 1.61 2.15 2.68 16.0% 0.78 0.91 1.04 1.17 1.30 16.0% 0.52 1.04 1.55 2.07 2.59 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 12 Note: Valuation impact is as of YE 2017 assuming mid-year discounting. Corporate & Investment Bank

Sensitivity #3 Investment yield improvement Valuation impact of change in investment yield assumption Net investment yield 2018E 2019E 2020E 2021E 2022E Year Case 1 Case 2 Delta Case 2 invested assets $10,956 $11,477 $12,039 $12,633 $13,243 2015A 2.48% 2.48% — % growth 3.3% 4.8% 4.9% 4.9% 4.8% 2016A 2.58% 2.58% — Case 2 investment yield 2.60% 2.65% 2.70% 2.75% 2.80% Sensitized investment yield 2.60% 2.65% 2.80% 2.85% 2.90% 2017E 2.47% 2.47% — Incremental investment yield 0.00% 0.00% 0.10% 0.10% 0.10% Incremental investment income $0 $0 $12 $12 $13 2018E 2.60% 2.60% — 2019E 2.70% 2.65% (0.05)% Incremental after-tax earnings (21% tax) $0 $0 $9 $10 $10 Case 2 shares outstanding 201.7 201.7 201.6 201.5 200.8 2020E 2.80% 2.70% (0.10)% Incremental EPS $0.00 $0.00 $0.05 $0.05 $0.05 2021E 2.90% 2.75% (0.15)% Terminal value (at 8x P/E multiple) $0.41 PV of terminal value (at 14% cost of equity) $0.24 2022E 3.00% 2.80% (0.20)% ’17-’22 Average 2.80% 2.70% (0.10)% Sensitivity analyses P/E multiple Incremental investment yield $0.32 6.0x 7.0x 8.0x 9.0x 10.0x $0.48 0.00% 0.05% 0.10% 0.15% 0.20% 12.0% $0.19 $0.23 $0.26 $0.29 $0.32 12.0% $0.00 $0.13 $0.26 $0.39 $0.52 equity 13.0% 0.19 0.22 0.25 0.28 0.31 equity 13.0% 0.00 0.12 0.25 0.37 0.50 st of 14.0% 0.18 0.21 0.24 0.27 0.30 st of 14.0% 0.00 0.12 0.24 0.36 0.48 Co 15.0% 0.17 0.20 0.23 0.26 0.29 Co 15.0% 0.00 0.12 0.23 0.35 0.47 16.0% 0.17 0.20 0.22 0.25 0.28 16.0% 0.00 0.11 0.22 0.34 0.45 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 13 Note: Valuation impact is as of YE 2017 assuming mid-year discounting. Corporate & Investment Bank

Illustrative sensitivities    presented for Illustration A : impact of all sensitivities combined discussion purposes Operating assumptions sensitivity (at 12% cost of equity, 10x Illustration of compounding effect (@ top end of range: 12% cost of equity, 10x exit P/E multiple) exit P/E multiple) Incremental NPE growth $3.40 0.00% 0.50% 1.00% 1.50% 2.00% combined (0.5)% $0.75 $0.85 $0.96 $1.06 $1.17 (1.0)% 1.49 1.61 1.72 1.84 1.96 Incremental    ratio (1.5)% 2.24 2.36 2.49 2.62 2.75 Subtotal: $1.72 (2.0)% 2.98 3.12 3.26 3.40 3.54 (2.5)% 3.73 3.88 4.03 4.18 4.33 $0.14 $13.18 $0.32 $1.49 $0.04 Terminal value sensitivity (assuming 1% CoR improvement, $0.19 1% incremental NPE growth and 10bps incremental inv. yield) $10.99 P/E multiple $0.00 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $9.31 $10.27 $11.24 $12.21 $13.18 equity 13.0% 9.06 10.00 10.93 11.87 12.80 14.0% 8.83 9.73 10.63 11.54 12.44 Cost of 15.0% 8.61 9.48 10.35 11.22 12.09 16.0% 8.39 9.23 10.08 10.92 11.76 Case 2 Compounding Dividend Case 2 #1 #2 #3 effect of difference w/ sensitivity between Case 1 adjustments #1 & #2 +1% incremental 1.0% improvement 10bps incrementaland    Case 2 (50%) NPE growth in in combined ratio investment yield ’20-’22 in ‘22 in ‘22 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 14 Note: Valuation impact is as of YE 2017 assuming mid-year discounting. Corporate & Investment Bank

Illustrative sensitivities    presented for Illustration B : impact of all sensitivities combined discussion purposes Operating assumptions sensitivity (at 12% cost of equity, 10x Illustration of compounding effect (@ top end of range: 12% cost of equity, 10x exit P/E multiple) exit P/E multiple) Incremental NPE growth $3.40 0.00% 0.50% 1.00% 1.50% 2.00% Subtotal: $3.40 combined (0.5)% $0.75 $0.85 $0.96 $1.06 $1.17 $0.28 $15.32 (1.0)% 1.49 1.61 1.72 1.84 1.96 $0.65 Incremental    ratio (1.5)% 2.24 2.36 2.49 2.62 2.75 $2.98 $0.13 (2.0)% 2.98 3.12 3.26 3.40 3.54 (2.5)% 3.73 3.88 4.03 4.18 4.33 Terminal value sensitivity (assuming 2% CoR improvement, 1% incremental NPE growth and 20bps incremental inv. yield) $0.29 $10.99 P/E multiple $0.00 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $10.64 $11.81 $12.98 $14.15 $15.32 equity 13.0% 10.36 11.48 12.61 13.74 14.87 14.0% 10.08 11.17 12.26 13.35 14.43 Cost of 15.0% 9.82 10.87 11.92 12.97 14.02 16.0% 9.56 10.58 11.59 12.61 13.62 Case 2 Compounding Dividend Case 2 #1 #2 #3 effect of difference w/ sensitivity & between Case 1 adjustments +1.5% #1 #2 and Case 2 2.0% improvement 20bps incremental incremental NPE in combined ratio investment yield growth in ’20-’22 in ‘22 in ‘22 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 15 Note: Valuation impact is as of YE 2017 assuming mid-year discounting. Corporate & Investment Bank

Illustrative sensitivities    presented for Illustration :impact of all sensitivities combined C discussion purposes Operating assumptions sensitivity (at 12% cost of equity, 10x Illustration of compounding effect (@ top end of range: 12% cost of equity, 10x exit P/E multiple) exit P/E multiple) Incremental NPE growth $3.40 0.00% 0.50% 1.00% 1.50% 2.00% combined (0.5)% $0.75 $0.85 $0.96 $1.06 $1.17 (1.0)% 1.49 1.61 1.72 1.84 1.96 Incremental    ratio (1.5)% 2.24 2.36 2.49 2.62 2.75 (2.0)% 2.98 3.12 3.26 3.40 3.54 (2.5)% 3.73 3.88 4.03 4.18 4.33 Subtotal: $0.85 $0.16 $- $12.00 $0.75 $0.01 Terminal value sensitivity (assuming 0.5% CoR improvement, 0.5% incremental NPE growth and 5bps incremental inv. yield) $0.09 $10.99 P/E multiple $0.00 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $8.54 $9.41 $10.27 $11.14 $12.00 equity 13.0% 8.33 9.16 10.00 10.83 11.66 14.0% 8.12 8.92 9.73 10.53 11.34 Cost of 15.0% 7.92 8.69 9.47 10.25 11.03 16.0% 7.72 8.48 9.23 9.98 10.73 Case 2 Compounding No dividends Case 2 #1 #2 #3 effect of w/ sensitivity adjustments #1 & #2 +0.5% 0.5% improvement 5bps incremental incremental NPE in combined ratio investment yield growth in ’20-’22 in ‘22 in ‘22 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 16 Note: Valuation impact is as of YE 2017 assuming mid-year discounting. Corporate & Investment Bank

Analysis at various prices Offer price Offer price (#1) (#2) $12.25 $12.90 $13.00 $13.25 $13.50 $13.75 $14.00 $14.25 $14.50 $14.75 $15.00 $15.25 $17.50 Premium Metric Undisturbed price $10.15 20.7% 27.1% 28.1% 30.5% 33.0% 35.5% 37.9% 40.4% 42.9% 45.3% 47.8% 50.2% 72.4% Offer price (#1) $12.25 0.0% 5.3% 6.1% 8.2% 10.2% 12.2% 14.3% 16.3% 18.4% 20.4% 22.4% 24.5% 42.9% Offer price (#2) $12.90 (5.0%) 0.0% 0.8% 2.7% 4.7% 6.6% 8.5% 10.5% 12.4% 14.3% 16.3% 18.2% 35.7% Multiple 2018 P/E Case 1 $1.21 10.1x 10.7x 10.7x 11.0x 11.2x 11.4x 11.6x 11.8x 12.0x 12.2x 12.4x 12.6x 14.5x Case 2 $0.87 14.1x 14.8x 14.9x 15.2x 15.5x 15.8x 16.1x 16.4x 16.7x 17.0x 17.2x 17.5x 20.1x 2019 P/E Case 1 $1.44 8.5x 9.0x 9.0x 9.2x 9.4x 9.6x 9.7x 9.9x 10.1x 10.3x 10.4x 10.6x 12.2x Case 2 $0.94 13.1x 13.8x 13.9x 14.2x 14.4x 14.7x 15.0x 15.2x 15.5x 15.8x 16.0x 16.3x 18.7x P/TBV (12/31/2017 PF) $12.09 1.01x 1.07x 1.08x 1.10x 1.12x 1.14x 1.16x 1.18x 1.20x 1.22x 1.24x 1.26x 1.45x P/BV (12/31/2017 PF) $16.26 0.75x 0.79x 0.80x 0.81x 0.83x 0.85x 0.86x 0.88x 0.89x 0.91x 0.92x 0.94x 1.08x Selected other metrics Premium to DDM value midpoint Case 1—Terminal P/E scenario $13.84 (11.5%) (6.8%) (6.1%) (4.3%) (2.5%) (0.7%) 1.2% 3.0% 4.8% 6.6% 8.4% 10.2% 26.4% Case 2—Terminal P/E scenario $8.97 36.6% 43.8% 44.9% 47.7% 50.5% 53.3% 56.1% 58.9% 61.6% 64.4% 67.2% 70.0% 95.1% Price / TBV Adjusted for Reserve Development $250mm unfavorable development $11.20 1.09x 1.15x 1.16x 1.18x 1.21x 1.23x 1.25x 1.27x 1.29x 1.32x 1.34x 1.36x 1.56x $500mm unfavorable development $10.31 1.19x 1.25x 1.26x 1.29x 1.31x 1.33x 1.36x 1.38x 1.41x 1.43x 1.45x 1.48x 1.70x Price / BV Adjusted for Reserve Development $250mm unfavorable development $15.36 0.80x 0.84x 0.85x 0.86x 0.88x 0.89x 0.91x 0.93x 0.94x 0.96x 0.98x 0.99x 1.14x $500mm unfavorable development $14.47 0.85x 0.89x 0.90x 0.92x 0.93x 0.95x 0.97x 0.98x 1.00x 1.02x 1.04x 1.05x 1.21x Deutsche Bank Note:All metrics are calculated using a fully diluted sharecount of 201.7mm. 17 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Appendix I Detail of preliminary management projections

Underwriting comparison Gross written premiums ($bn) Net earned premiums ($bn)(a) Annual 5.7% 6.0% 4.5% 4.8% 5.0% 5.0% CAGR (’17 –’22): 4.9% growth: CAGR (’17 –’22): 3.1% 5.7% 2.5% 3.2% 3.4% 3.5% 3.5% CAGR (’17 –’22): 5.1% CAGR (’17 –’22): 3.2% $6.2 $6.5 $10.8 $5.9 $6.0 $10.2 $9.8 $5.6 $5.8 $9.8 $9.5 $5.5 $5.4 $5.6 $9.3 $9.2 $5.4 $8.9 $8.9 $5.1 $5.1 $8.4 $8.4 $8.6 $7.9 $7.9 $4.7 $4.7 $6.8 $6.8 $4.0 $4.0 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Loss and LAE ratio (ex. PYD) Expense ratio 70.9% 70.9% 68.5% 68.5% 68.5% 68.5% 68.5% 67.2% $10.8 66.8% 66.6% 66.6% 66.6% $10.2 27.8% 27.8% 66.0%66.0% $9.8 27.2% 27.0% 27.1% 27.1% 27.1% 27.1% $9.3 26.9% 26.8% $8.9 26.7% 26.6% $7.9 $8.4 26.4% 26.4% 61.8% 61.8% 24.8%24.8% 2015A 2016A 2017E 2016A 2018E 2017E 2019E 2020E 2018E 2021E 2019E 2022E 2020E 2015A 2016A 2021E 2017E 2022E 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank (a) Retention ratio and NWP to NEP largely unchanged between Dec 2017 and Jan 2018. 18 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Profitability analysis Underwriting profit ($mm) Net investment income ($mm) CAGR (’18 –‘22): 9.0% Case 1 2.48% 2.58% 2.47% 2.60% 2.70% 2.80% 2.90% 3.00% CAGR (’18 –’22): 2.9% yield: Case 2 $445 2.48% 2.58% 2.47% 2.60% 2.65% 2.70% 2.75% 2.80% $389 $416 yield: $340 $340 $316 $354 $296 $296 $258 $397 $235 $241 $250 $231 $364 $362 $333 $317 $339 $305 $297 $281 $280 $250 $250 $208 $208 $156 $156 ($351) ($351) 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Service and fee income ($mm) Corporate and other revenue ($mm) CAGR (’17 –’22): 6.1% $108 $108 $98 $98 $105 $105 $102 $102 CAGR (’17 –’22): 4.0% $99 $99 $93 $93 $97 $97 $90 $90 $83 $83 $77 $77 $10.8 2015A $10.2 2016A 2017E 2018E 2019E 2020E 2021E 2022E $9.8 $9.3$51 $8.9 $48 $8.4 $45 $46 $7.9 $43 $43 $44 $41 $41 $42 Other expenses ($mm) $38 $38 $202 $202 $192 $192 $198 $198 $190 $190 $182 $182 $187 $187 $150 $150 $143 $143 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2016A 2017E 2018E 2019E 2020E2015A 2021E 2016A 2017E2022E 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 19 Corporate & Investment Bank

Operating income and net income comparison Pre-tax income ($mm) After-tax net income ($mm) CAGR (’18 –‘22): 15.2% CAGR (’18 –‘22): 19.4% CAGR (’18 –’22): 10.2% CAGR (’18 –’22): 15.2% $620 $563 $563 $551 $499 $499 $471 $471 $500 $500 $489 $446 $419 $419 $388 $415 $363 $363 $394 $335 $353 $356 $323 $270 $267 $287 $234 $268 $219 $204 $169 $152 (a) 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Operating income adjustments After-tax operating income ($mm) CAGR (’18 –’22): 16.0% $50 $50 CAGR (’18 –’22): 10.5% $46 $46 $25 $25 $20 $20 $9 $9 $3 $3 $470 $470 $441 ($4) ($4) $10.8 $409 $409 $10.2 $391 $9.8 $9.3 $343 $8.9 $8.4 $7.9 $290 Removes gain on sale of $263 Tecmo, deferred gain on ADC $244 $237 $212 and other adjustments $189 $176 ($447) ($447) $52 $52 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2016A 2017E 2018E 2019E 2020E 2015A 2016A 2021E 2017E 2022E 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank (a) Includes $820mm gain on Tecmo sale. 20 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Capital management Operating EPS Dividends per share CAGR (’18 –‘22): 17.2% CAGR (’18 –’22): 10.6% $0.90 $2.79$2.79 $0.81 $0.85 $2.34$2.34 $0.74 $0.77 $2.28 $0.70 $0.70 $0.70 $0.70 $0.70 $0.70 $0.70 $0.64 $0.64 $1.98 $1.71 $0.55 $0.55 $1.44 $1.31 $1.21 $1.18 $0.94 $1.05 $0.87 $0.27$0.27 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Capital management (dividends & share repurchases) Shares outstanding $0.90 $0.85 201.7 201.7 201.7 201.7 201.7 201.7 201.6 201.5 200.2 $0.81 199.4 $0.77 195.8 191.0 $0.70 $0.70 $0.74 $0.70 $0.70 $0.70 $0.70 $0.70 $0.64 $0.64 179.7179.7 174.7174.7 0.8 $101 $10.2 $0.55 $0.55 $9.8 $70 $9. .9 $8.4 $43 $7.9 $23 $3 $158 $162 $166 $145 $152 $129 $129 $138 $138 $138 $138 $137 $108$108 $86 $86 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Dividends 2016A 2017E Share repurchases 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 21 Corporate & Investment Bank

BVPS and ROE Shareholders’ equity ($bn) Tangible shareholders’ equity ($bn) $3.9 $3.8 $3.3 $3.1 $2.9 $3.6 $3.6 $2.9 $2.7 $2.8 $3.5 $3.5 $2.7 $2.6 $2.6 $3.4 $2.4 $2.4 $2.5 $3.4 $3.3 $3.3 $3.3 $3.3 $1.4 $1.4 $1.1 $1.1 $2.4 $2.4 $2.2 $2.2 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E BVPS TBVPS Case 1 Case 1 24.4% 17.8% 1.8% 7.3% 8.5% 9.7% 10.6% 11.5% 32.6% 32.0% 2.9% 9.7% 11.0% 12.2% 13.1% 13.9% ROE: Case 2ROTE: Case 2 32.6% 32.0% 2.9% 7.1% 7.4% 8.1% 8.7% 9.2% 24.4% 17.8% 1.8% 3.5% 3.9% 4.6% 5.3% 6.0% ROTE: ROE: $21.24 $17.62 $16.15 $19.77 $18.61 $10.8 $14.92 $15.00 $18.45 $13.90 $14.27 $17.71 $17.78 $10.2 $13.65 $17.11 $17.29 $9.8 $13.07 $13.15 $16.73 $16.73 $16.80 $16.96 $9.3 $12.44 $12.44 $12.77 $8.9 $8.4 $7.9 $13.81 $13.81 $12.74 $12.74 $8.20 $8.20 $6.50 $6.50 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2016A 2017E 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 22 Corporate & Investment Bank

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